Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of DarioHealth Corp. for the registration of common stock and to the incorporation by reference therein of our report dated March 8, 2021, with respect to the consolidated financial statements of DarioHealth Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
October 22, 2021	A Member of Ernst & Young Global